Execution Copy
Dated: 30 December 2005

ITALIAN MOTORS (SALES & SERVICE) LTD
and
FERRARI S.p.A.

EQUITY INTEREST TRANSFER AGREEMENT

in respect of

Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.

Linklaters
Linklaters Shanghai Office
16/F Citigroup Tower
33 Hua Yuan Shi Qiao Road
Pudong New Area
Shanghai 200120
Peoples Republic of China

Telephone (86-21) 2891 1888
Facsimile (86-21) 2891 1818

Table of Contents

1	DEFINITIONS
2	INTERPRETATION I
3	AGREEMENT TO SELL .
4	CONSIDERATION
5	CONDITIONS PRECEDENT
6	ACTION PENDING COMPLETION
7	COMPLETION
8	REPRESENTATIONS AND WARRANTIES
9	ANNOUNCEMENTS AND CONFIDENTIALITY
10	APPLICABLE LAW
11	SETTLEMENT OF DISPUTES 4
12	NOTICES
13	MISCELLANEOUS
Schedule 1 Definitions and interpretation
Schedule 2 Information concerning the Company
Schedule 3 Warranties
Schedule 4 Italian Motors Letter

This Equity Interest Transfer Agreement (this “Agreement”) is made on 30 December 2005

BETWEEN:

(1)
Italian Motors (Sales & Service) Ltd, a joint stock limited liability company incorporated under the laws of the Hong Kong Special Administrative Region with its registered office at 90 Sung Wong Toi Road, To Kwa Wan, Kowloon, Hong Kong Special Administrative Region (the ¡§Italian Motors”) and whose legal representative is Mr. Richard Lee (chairman of the board whose nationality is British); and

(2)
Ferrari S.p.A., a limited liability company incorporated under the laws of Italy with its registered office at Via Abetone Inferiore 4,41053 Maranello (Modena), Italy (the “Ferrari”) and whose legal representative is Mr. Luca Cordero di Montezemolo (chairman of the board whose nationality is Italian).

RECITALS:

(A)
The Company is a Sino-foreign equity joint venture established and existing under the laws of the PRC. As at the date of this Agreement, Italian Motors holds a 30 per cent. interest in the registered capital of the Company.

(B)	Italian Motors wishes to sell, and Ferrari wishes to purchase, the Equity Interest on and subject to the terms and conditions in this Agreement.

IT IS AGREED as follows:

1	DEFINITIONS

Unless expressly provided otherwise or the context otherwise requires, the terms in bold text in the Chinese version of this Agreement, and the terms with capitalised initials in the English version of this Agreement have the meanings ascribed to them in Part A of Schedule 1.

2	INTERPRETATION

Unless expressly provided otherwise or where the context otherwise requires, the rules of interpretation set out in Part B of Schedule 1 shall apply to this Agreement.

3	AGREEMENT TO SELL

Subject to the terms and conditions of this Agreement, Italian Motors agrees to sell and Ferrari agrees to purchase the Equity Interest free from all Encumbrances and together with all rights now and hereafter attaching or accruing thereto. The Equity Interest shall transfer on the Approval Date.

4	CONSIDERATION

The total consideration payable for the Equity Interest shall be US$870,000, which shall be paid (less any amounts payable by Ferrari in respect of Tax due in relation to the Transfer) to Italian Motors on Completion in accordance with Clause 7.4.

5	CONDITIONS PRECEDENT

5.1	The agreement to sell and purchase the Equity Interest as set out in Clause 3 shall be conditional upon satisfaction or waiver of the following conditions:

5.1.1	the Transaction Documents having been duly executed;

5.1.2	the Board having passed the Written Resolution;

5:1.3
the Company having obtained all necessary approvals from the Approval Authority and all other relevant PRC government authorities approving this Agreement, the Transfer, the Amended JV Contract and the Amended Articles and such approvals do not alter the terms of this Agreement, the Amended JV Contract and the Amended Articles in any way that relates to the material rights and obligations of a party to such agreements or the Company; and

5.1.4	the Company having-obtained the Amended Business Licence.

5.2	Each of the Parties shall use their best endeavours to ensure the satisfaction of the conditions set out in Clause 5.1.

5.3	Ferrari may at any time waive in whole or in part and conditionally or unconditionally the conditions set out in Clause 5.1 by notice to Italian Motors in writing.

5.4
The Parties shall procure that the Company shall give notice to each of the Parties upon satisfaction of all of the condition(s) set out in Clause 5.1 within two Business Days of it becoming aware of the same. The notice shall set out the proposed time and date for Completion.

5.5
If the conditions set out in Clause 5.1 are not satisfied or waived on or before four months after the execution of this Agreement, or such other time as the Parties may agree in writing, either Party may terminate this Agreement (other than Clauses 1, 2, 9, 10, 11, 12 and 13) by written notice to the other Party and no Party shall, without prejudice to the accrued rights and obligations of the Parties, have any further claim against the other Party.

6	ACTION PENDING COMPLETION

6.1	General Obligations

6.1.1	Each of the Parties shall cause and procure that between the date of this Agreement and Completion:

(i)
the Company will carry on business only in the ordinary and usual course and will not take any action which will involve an obligation of a material nature (other than in the ordinary course of business) or which may result in any material change in its nature or scope of the operations;

(ii)	the Company shall take all reasonable steps to preserve and protect its assets:

(iii)
prompt disclosure is made to Ferrari of all relevant information which comes to the notice of the Company in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which will constitute a breach of this Agreement or any Warranty if the Warranties were to be repeated at the time of Completion; and

(iv)
the Company shall sign all necessary documentation, complete all necessary procedures and apply for all approvals from the Approval Authority and all relevant PRC government authorities approving this Agreement, the Transfer, the Amended JV Contract and the Amended Articles; and

(v)	the Board shall pass the Written Resolution.

6.1.2	Italian Motors shall procure that Mr. Richard Lee does not take any action that would prejudice the ability of either of the Parties to comply with their respective obligations under Clause 6.1.1.

6.1.3
Italian Motors shall procure that Mr. Richard Lee shall from the date of this Agreement until the Approval Date perform his duties as Chairman and director of the Company in a manner consistent to that which Mr Richard Lee fulfilled such duties-prior to the date of-this Agreement and- in accordance with the terms and conditions of the Existing Articles and the First EJV Contract.

6.1.4
Italian Motors shall promptly disclose to Ferrari all relevant information which comes to the notice of Italian Motors in relation to any fact or matter (whether existing on or before the date of this Agreement or arising afterwards) which will constitute a breach of this Agreement or any Warranty if the Warranties were to be repeated at the time of Completion.

7	COMPLETION

7.1
Subject to Clause 5, Completion shall take place at the offices of the Company ten Business Days following the satisfaction or waiver of the conditions set out in Clause 5.1, or at such other place or on such other date as may be agreed in writing between the Parties.

7.2	On Completion, Italian Motors shall procure that the Company shall deliver or make available the following documents to Ferrari:

7.2.1	a certified true copy of each of the Transaction Documents;

7.2.2	a certified true copy of the Written Resolution;

7.2.3
the approval certificate and all other approval documentation issued by the Approval Authority and all relevant PRC government authorities relating to the Transfer, the Amended JV Contract, the Amended Articles and this Agreement;

7.2.4	the Amended Business Licence;

7.2.5	a certified true copy of the written authorisation of Italian Motors approving and authorising the execution and completion of this Agreement and the Transfer.

7.3	On Completion, Ferrari shall deliver a certified true copy of the written authorisation of Ferrari approving and authorising the execution and completion of this Agreement and the Transfer.

7.4
Against compliance with Clause 7.2, Ferrari shall within three Business Days of Completion, transfer the Consideration to the bank account of Italian Motors notified in writing to Ferrari by Italian Motors no later than five Business Days prior to the Completion Date.

8	REPRESENTATIONS AND WARRANTIES

8.1	Italian Motors represents and warrants to Ferrari as at the date of this Agreement and as at the Completion Date in the terms set out in Schedule 3.

8.2
If Italian Motors breaches any of the Warranties, it shall indemnify and keep indemnified Ferrari against any losses, damages, costs, expenses, liabilities and claims that Ferrari may suffer as a result of such breach.

9. ANNOUNCEMENTS AND CONFIDENTIALITY

9.1
No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of Parties without the prior written approval of the Parties. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange but the Party with an obligation to make an announcement or issue a circular shall consult with the other Party insofar as is reasonably practicable--before complying with such-an obligation.

9.2
Subject to Clauses 9.1 and 9.3, each Party shall treat as confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into under this Agreement) which relates to:

9.2.1	the provisions of this Agreement and any agreement entered into pursuant to this Agreement;

9.2.2	the negotiations relating to this Agreement (and such other agreements); or

9.2.3 the business, financial or other affairs of the other Party (including future plans and targets).

9.3	Clause 9.2 shall not prohibit disclosure or use of any information if and to the extent:

9.3.1	the disclosure or use is required by law, any regulatory body or the rules and regulations of any recognised stock exchange;

9.3.2	the disclosure or use is required to vest the full benefit of this Agreement in the relevant Party;

9.3.3
the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is reasonably required to be made to a Taxation authority in connection with the Taxation affairs of the disclosing Party;

9.3.4
the disclosure is made to professional advisers of the disclosing Parties provided that such professional advisers comply with the provisions of Clause 9.2 in respect of such information as if they were a party to this Agreement;

9.3.5	the information becomes publicly available (other than by breach of this Agreement);

9.3.6	the Parties have given prior written approval to the disclosure or use; or

9.3.7	the information is independently developed after Completion,

provided that prior to disclosure or use of any information pursuant to Clauses 9.3.1, 9.3.2, 9.3.3 (except in the case of disclosure to a Taxation authority) or 9.3.4, the Party concerned shall promptly notify the other Party of such requirement with a view to providing the other Party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

10	APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with PRC law.

11	SETTLEMENT OF DISPUTES

11.1	Consultation

The Parties shall use their reasonable endeavours to settle any dispute, controversy or claim in connection with this Agreement through friendly consultations.

11.2	Choice of Arbitration

11.2.1
In case no settlement can be reached through consultations within 60 Business Days after the date of notification by one Party to the other Parties, then such dispute, controversy or claim, including a dispute as to the validity or existence of this Agreement, shall be resolved by arbitration conducted in English by a sole arbitrator pursuant to the Rules of the International Chamber of Commerce (“ICC”). The venue of arbitration shall be in London.

11.2.2
The sole arbitrator shall be appointed by unanimous agreement of the Parties within 10 days following the notice by which one of the Parties communicates to the other Parties its intention to activate the arbitral proceeding. If the Parties do not reach an agreement upon the appointment of the sole arbitrator within said term, the Parties shall refer to ICC for appointment of the sole arbitrator and ICC shall appoint the latter within 20 Business Days from the request by either of the Parties.

11.2.3
The sole arbitrator shall draw up and submit to the Parties for signature the terms of reference within 21 days of receiving the file. The terms of reference shall not include the list of issues to be determined.

11.2.4	The arbitral award shall be final and binding upon the Parties and shall be enforceable in accordance with its terms.

11.2.5
The arbitral award may be enforced in any court having competent jurisdiction. The arbitration expense and costs incurred by the winning Party shall be paid by the losing Party and the arbitral tribunal shall have the power to make an award in respect thereof. If it becomes necessary for a Party to enforce an arbitral award by legal action of any kind, the defaulting Party shall pay all reasonable costs and expenses and attorney’s fees, including any cost of additional litigation or arbitration that may be incurred by the Party seeking to enforce the award.

11.3	Continual Performance

During the period when a dispute is being resolved, the Parties shall in all respects other than the issue(s) in dispute continue their performance of this Agreement.

12	NOTICES

12.1	All notices and communications between the Parties shall be in writing and shall be written in English and may be delivered by hand, courier or fax to the following addresses:

Italian Motors

Address:   90 Sung Wong Toi Road, To Kwa Wan
Kowloon, Hong Kong
Attention: Mr Richard Lee
Facsimile: +852-25371121

Ferrari

Address:    Via Abetone Inferiore 4
 41053 Maranello (Modena)
 Italy
Attention:  Mr Massimiliano Maestretti
Facsimile:  +39-0536-949745

12.2	Notices shall be deemed to have been delivered at the following times:

12.2.1	if by hand, on reaching the designated address subject to proof of delivery;

12.2.2	if by courier, the fifth Business Day after the date of dispatch; and

12.2.3	if by fax, upon generation of a confirmation of successful transmission report by the sender’s fax machine indicating completed uninterrupted transmission.

13	MISCELLANEOUS

13.1	Assignment

None of the Parties shall be entitled to assign the benefit of any provision of this Agreement without the prior written approval of the other Party.

13.2	Costs

Each Party shall bear its own costs, expenses and Tax incurred in connection with the preparation, negotiation and completion of this Agreement.

13.3	Entire agreement

This Agreement, together with the Transaction Documents, and all the agreements and/or documents referred to herein or incorporated by express reference, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersede all previous oral and written agreements (including the agreement dated 4 May 2005 between the Parties), contracts, understandings and communications of the Parties in respect of the subject matter of this Agreement.

13.4	Severability

If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement. The Parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

13.5	Waiver

No failure or delay by any Party in exercising any right or remedy provided by law under this Agreement shall impair such right or remedy or operate or be construed as a waiver of variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

13.6	Remedies

The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

13.7	Effectiveness

This Agreement shall take effect upon its execution provided that those parts of this Agreement which require regulatory approvals of any Approval Authority shall not come into effect until such approval has been obtained.

13.8	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each Party and, where required under the relevant laws and regulations of the PRC and the policies of the Approval Authorities, approved by the relevant Approval Authority.

13.9	Further Assurances

A Party shall at any time upon the request of another Party execute or procure the execution of such documents and do or procure the doing of such acts and things as may be necessary to give full effect to the provisions of this Agreement.

13.10	Counterparts

This Agreement may be executed in any number of counterparts all of which taken together constitute one and the same instrument. Either Party may enter into this Agreement by executing any such counterpart.

13.11	Language

This Contract shall be written in the Chinese language in five originals and English languages in five originals. Where there is any discrepancy between the two versions, the English version shall prevail.

This Agreement is signed by the duly authorised representatives of the Parties on the date stated on the first page of this Agreement.

Signed by:

Italian Motors (Sales & Service) Ltd

Authorised Representative
Name. Richard Man Fai LEE

Ferrari S.p.A.

Authorised Representative
Name:

Schedule 1
Definitions and interpretation

Part A - Definitions

“Amended Articles”	means the amended and restated Articles of Association of the Company;

“Amended Business Licence”
means the amended business licence of the Company to be issued by SAIC following the approval of this Agreement, the Transfer, the Amended JV Contract and the Amended Articles (or, where the context permits, any subsequent re-issue of the same, whether in amended form or otherwise) by SAIC;

“Amended JV Contract”	means the amended and restated Sino-foreign equity joint venture contract of the Company;

“Approval Authority”	means the Ministry of Commerce (including its predecessors and successors and any of their respective provincial branches);

“Approval Date”
means the date of the approval certificate issued by the Approval Authority evidencing the approval of this Agreement, the Transfer, the Amended Articles and the Amended JV Contract in accordance with PRC law;

“Board”	means the board of directors of the Company;

“Business Day”	means a day on which banks are open for business in the PRC, Italy and the Hong Kong Special Administrative Region (excluding Saturdays, Sundays and public holidays);

“CEO”	means Chief Executive Officer of the Company;

“Company”
means the company named”法拉利˙斔籲拉签汽炚国榻狈易(上海)有榰公司” in Chinese and Ferrari Maserati Cars international Trading (Shanghai) Co., Ltd. in English, a Sino-foreign equity joint venture established and existing under the laws of the PRC whose details are set out in Schedule 2;

“Completion”	means completion of all tasks required to be completed in respect of the transfer of the Equity Interest as set out in Clause 7;

“Completion Date”	means the date of Completion as determined in accordance with Clause 7;

“Consideration”	means the consideration for the purchase of the Equity Interest as set out in Clause 4;

“Encumbrance”	means any mortgage, pledge, lien, option, power of sale, right of preemption or security interest of any kind or any other claim against a proprietary right;

“Equity Interest”	means a 29 per cent. interest in the registered capital of the Company held by Italian Motors;

“Existing Articles”	means the articles of association of the Company dated 23 March 2004 between the Parties and Poly Technologies and any amendments thereafter;

“First EJV Contract”	means the equity joint venture contract dated 23 March 2004 between the Parties and Poly Technologies in respect of the Company and any amendments thereafter;

“Italian Motors Letter”
means a letter from Italian Motors to the Company, Poly Technologies and Ferrari substantially in the form set out in Schedule 4 giving notice that Mr Richard Lee and Mr Herbert Adamcyzk resign from their positions as directors of the Company, with effect from the Approval Date;

“Parties”	means the parties to this Agreement; a “Party” means any of them;

“Poly Technologies”
means Poly Technologies, Inc., a limited liability company incorporated under the laws of the PRC with its registered office at 11/F Poly Plaza, 14 Dongzhimen Nanciajie, Dongcheng District, Beijing, PRC;

“Poly Letter”	means a letter from Poly Technologies to the Company, Ferrari and Italian Motors:

(i) consenting to the Transfer; and

(ii) waiving Poly Technologies’ pre-emptive rights to purchase the equity interests to be transferred by Italian Motors to Ferrari pursuant to this Agreement;

“PRC”	means the People’s Republic of China, which, for the purposes of this Agreement, shall exclude the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

“RMB”	means Renminbi, the lawful currency of the PRC;

“SAIC”	means the State Administration for Industry and Commerce of the PRC, its provincial branch or its successor body at the central or provincial level;

“Taxation”
means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto; and “Tax” should be construed accordingly;

“Transaction”	means each of the following documents:

Documents”	(i)	the Amended JV Contract;

	(ii)	the Amended Articles;

	(iii)	the Italian Motors Letter;

	(iv)	the Poly Letter;

(v)
a letter from each of Mr Richard Lee and Mr Herbert Adamcyzk resigning from their positions as directors of the Company, with acknowledgements signed by each of them relinquishing any claims against the Company, with effect from the Approval Date; and

(vi)
a letter from Ferrari to the Company, Poly Technologies, Italian Motors giving notice that, with effect from the Approval Date; Ferrari appoints Mr Mario Micheli as Chairman of the Board of the Company;

“Transfer”	means the transfer of the Equity Interest by Italian Motors to Ferrari in accordance with this Agreement;

“US Dollars” or “US$”	means the lawful currency of the United States of America;

“Warranties”	means the representations and warranties given by Italian Motors to Ferrari as set out in Schedule 3, and “Warranty” means any one of them; and

“Written Resolution”	means a written resolution of the Board approving, amongst other things:

(i) this Agreement, the Amended JV Contract and the Amended Articles;

(ii) the resignation of Mr Richard Lee from the position of Chairman with effect from the Approval Date;

(iii) the granting of certain powers to the General Manager that were previously granted to the CEO, such powers to take effect from the Approval Date.

Part B - Interpretation

(i)
A reference to PRC law shall include any laws, regulations, rules, and regulatory documents publicly promulgated by the PRC and any substitution, amendment and subsidiary legislation under it from time to time.

(ii)	A reference to any document includes any amendment, novation, supplementation or replacement from time to time.

(iii)	A reference to a Clause or Schedule is to a clause of or a schedule to this Agreement.

(iv)	A reference to any person includes a body corporate, an unincorporated body or other entity.

(v)	Words in the singular in the English version includes its plural form and vice versa. (vi) Words denoting a gender includes all genders.

(vii)	The headings of Clauses are inserted for convenience only and shall not affect the construction of this Agreement.

Schedule 2
Information concerning the Company

The following information is true as at the date of this Agreement:

Registered number	:	319244

Date of incorporation	:	27 August 2Q04

Total investment	:	US$ 6 million

Registered capital	:	US$ 3 million

Legal address	:	Room 202, Building A, 459 Fu Te Xi Yi Road, Waigaoqiao Free Trade Zone, PRC

Term	:	27 August 2004 to 26 August 2014

Directors	:	Mr Richard Lee, Mr Zhang Liansheng, Mr Kang Deli, Mr Mario Micheli, Mr Amedeo Felisa, Mr Roberto Ronchi and Mr Herbert Adamcyzk

Chairman	:	Mr Richard Lee

Investment	:	Ferrari S.p.A., Poly Technologies, Inc. and Italian Motors (Sales & Service) Ltd

Business scope	:
International trade, entrepot trade, acting as a trade agent mainly in respect of automobiles and their spare parts and accessories within the Waigaoqiao free trade, trade with other enterprises located in free trade zones, trade with enterprises not located in free trade zones through a domestic import and export agency, simple commercial processing and business and commercial consulting services within the Waigaoqiao free trade zone.

Schedule 3
Warranties

1	Incorporation

Italian Motors is duly incorporated and validly existing under its laws of incorporation.

2	Authority to enter into this Agreement etc.

Italian Motors has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by Italian Motors pursuant to or in connection with this Agreement which when executed or, where so required by PRC laws, approved by the Approval Authorities (as the case may be), will constitute valid and binding obligations on Italian Motors, in accordance with their respective terms.

3	No breach

The execution and delivery of, and the performance by Italian Motors of its obligations under this Agreement and any other documents to be executed by Italian Motors pursuant to or in connection with this Agreement will not and are not likely to:

(i)	result in a breach of any provision of the articles of association or any other constitutional document of Italian Motors; or

(ii)
result in a breach of or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which Italian Motors is a party or by which Italian Motors or any of its assets is bound.

4	The Equity Interest

Italian Motors is entitled to sell and transfer to Ferrari the full and lawful ownership of the Equity Interest on the terms of this Agreement without the consent of any third party other than the Approval Authority and Poly Technologies, which consents will be obtained by Completion. The Equity Interest comprises a 29 per cent in the entire registered capital of the Company and has been fully paid up by Italian Motors.

5	Pre-emption etc.

Other than the pre-emptive right of Poly Technologies to purchase the Equity Interest, which will be waived by Completion, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of the Equity interest under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the Equity Interest or any arrangements or obligations to create any such Encumbrances.

6	Insolvency

No steps have been taken or legal proceedings commenced or threatened against Italian Motors for its winding up or for it to be declared bankrupt or insolvent or for a liquidation committee to be appointed in respect of its assets or business.

7	Management of the Company

Mr Richard Lee has performed his duties as Chairman and director of the Company in accordance with the terms and conditions of the Existing Articles and the First EJV Contract. Mr Richard Lee has performed his duties as CEO of the Company in accordance with the powers and duties delegated to the CEO by the Board.

8	No claims against the Company

No payments or claims are due or payable by the Company to Italian Motors or vice versa.

Schedule 4
Italian Motors Letter

[On letterhead of Italian Motors]

Ferrari Maserati Cars International Trading (Shanghai) Co., Ltd.
(the“Company”)
Room 202, Building A
459 Fu Te Xi Yl Road
Waigaoqiao Free Trade Zone
People’s Republic of China
Attention: Mr Richard Lee

Ferrari S.p.A. (“Ferrari”)
Via Abetone Interiore 4
41053 Maranello (Modena)
Italy
Attention: Mr Massim iliano Maestretti

Poly Technologies, Inc. (“PoIy Technologies”)
11/F Poly Plaza, 14 Dongzhimen Nandajie
Dongcheng District
Beijing, PRC
Attention: Mr Zhang Liansheng

[●] 2005

Dear Sirs

RE: TRANSFER OF EQUITY INTERESTS IN THE COMPANY

We refer you to the equity interest transfer agreement dated [●] 2005 between, Ferrari and ourselves in respect of the transfer of equity interests in the Company (the “Equity Interest Transfer Agreement”). Unless expressly provided otherwise or the context otherwise requires capitalised terms used in this Letter shall bear the same meanings as in the Equity Interest Transfer Agreement.

Italian Motors hereby gives notice pursuant to Clause 13.2.3 of the EJV Contract and Article 8.3.3 of the Articles that Mr Richard Lee and Mr Herbert Adamcyzk resign from their positions as directors of the Company with effect from the Approval Date.

This Letter shall be governed by and construed in accordance with PRC law.

Yours faithfully,

for and on behalf of
Italian Motors (Sales & Service) Ltd

Authorised Representative
Name: